As filed with the Securities and Exchange Commission on January 22, 2018.

Registration Statement No. 333-222640

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHENEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	43-1985966
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Johnson Y.N. Lau

Chief Executive Officer

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP 35th Floor ICBC Tower 3 Garden Road Central, Hong Kong +852 2514-7600	Brian J. Cuneo, Esq. Nathan Ajiashvili, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 +1 (650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock, $0.001 par value per share	4,945,000	$15.97	$78,971,650.00	$9,831.97

(1)	Includes additional shares of common stock which the underwriters have the option to purchase in connection with this offering.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the Registrant’s common stock on January 16, 2018, as reported by The Nasdaq Global Select Market.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Athenex, Inc. is filing this Amendment No. 1, or “Amendment,” to its registration statement on Form S-1 (File No. 333-222640), or the “Registration Statement,” solely to file Exhibit 1.1 and make related changes to the exhibit index. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement and the exhibit filed herewith. The preliminary prospectus is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC and FINRA registration fees. All of the expenses below will be paid by us.

Item
SEC Registration fee	$9,832
FINRA filing fee	12,356
Printing and mailing expenses	35,000
Legal fees and expenses(1)	600,000
Accounting fees and expenses	225,000
Miscellaneous(1)	100,000

Total	$982,178

(1)	The underwriters have agreed to reimburse us for certain expenses incurred in connection with this offering.

Item 14. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation (Exhibit 3.1 to this registration statement) provides that we must indemnify our directors and officers to the fullest extent permitted by law and requires us to pay expenses incurred in defending or other participating in any proceeding in advance of its final disposition upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our certificate of incorporation further provides that rights conferred under such certificate of incorporation do not exclude any other right such persons may have or acquire under the certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The amended and restated certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We also maintain directors’ and officers’ liability insurance.

In addition, we have agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated certificate of incorporation. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of our company or as a director or officer of our subsidiary, or as a director or officer of any other company or enterprise that the person provides services to at our request.

The proposed form of underwriting agreement (Exhibit 1.1 to this registration statement) provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

During the last three years we have issued unregistered securities as described below. The share and per share amounts below reflect shares of preferred stock on an as-converted to common stock basis:

Issuances of preferred stock

1.	From January 2014 through April 2014, we issued and sold an aggregate of 4,259,310 shares and 1,000,000 shares of our Series A preferred stock to accredited investors at a per share price of $4.55 per share and $5.00 per share, respectively, for aggregate cash consideration of $19,815,046.

2.	On March 26, 2014, we issued and sold an aggregate of 1,320,000 shares of our Series A preferred stock to our executive officers at a purchase price of $4.55 per share for aggregate consideration of $6,000,000.

Issuances of common stock

3.	On June 20, 2014, we issued and sold an aggregate of 720,000 shares of our common stock at a purchase price of $5.50 per share for an aggregate consideration of $3,960,000.

4.	From August 2014 through April 2015, we issued and sold an aggregate of 4,000,000, 157,776 and 6,200,000 shares of our common stock at purchase prices of $5.00, $5.50 and $7.50, respectively, per share for aggregate consideration of $67,367,768.

5.	On September 8, 2014, in connection with our acquisition of QuaDPharma, we issued an aggregate of 181,820 shares of our common stock at a purchase price of $5.50 per share for an aggregate consideration of $1,000,010.

6.	In January through February 2015, we issued an aggregate of 1,496,000 shares of our common stock as stock compensation to certain of our officers and directors, with a value of $5.50 per share for an aggregate amount of $8,228,000.

7.	In April and May of 2015, in connection with our acquisition of Polymed, we issued an aggregate of 1,538,464 shares of our common stock to the sellers, at a value of $7.50 per share, for an aggregate consideration of $11,538,480.

8.	In May 2015, we issued and sold an aggregate of 960,000 shares of our common stock at a purchase price of $7.50 per share for an aggregate consideration of $7,200,000.

9.	On June 5, 2015, we issued and sold an aggregate of 1,200,000 shares of our common stock at a purchase price of $5.50 per share for an aggregate consideration of $6,600,000.

10.	On June 5, 2015, we issued and sold an aggregate of 80,000 shares of our common stock at a purchase price of $7.50 per share for an aggregate consideration of $600,000.

11.	In July 2015, we issued to certain of our employees as stock compensation an aggregate of 66,668 shares and 48,000 shares of our common stock with values of $7.50 per share and $9.00 per share, respectively, for an aggregate amount of $932,010.

12.	On July 17, 2015, we issued and sold 545,456 shares of our common stock at a purchase price of $5.50 per share and 307,692 shares of our common stock at a purchase price of $6.50, for an aggregate consideration of $5,000,006 pursuant to an earlier contractual agreement to issue such share upon achievement of certain milestones.

13.	On July 17, 2015, we issued to certain seller affiliated parties in connection with our acquisition of CDE an aggregate of 1,651,264 shares of our common stock at a purchase price of $9.00 per share for an aggregate consideration of $14,861,376.

14.	On March 1, 2016, we issued and sold an aggregate of 666,667 shares of our common stock at a purchase price of $7.50 per share for an aggregate consideration of $5,000,003.

15.	On March 31, 2016, we issued to certain seller affiliated parties in connection with the earnouts from the QuaDPharma and Polymed acquisitions an aggregate of 315,810 shares of our common stock at a purchase price of $9.00 per share for an aggregate consideration of $2,842,290.

16.	On May 26, 2016, we issued and sold an aggregate of 466,666 shares of our common stock at a purchase price of $7.50 per share for an aggregate consideration of $3,499,995.

17.	In June 2017, upon the completion of our initial public offering, the $68.0 million aggregate principal amount of convertible loans outstanding as of the date of our initial public offering were automatically converted into 7,727,273 shares of our common stock.

18.	On September 29, 2017, Hanmi converted its $7.0 million principal amount convertible note into 795,455 shares of our common stock, based on the agreed 20% discount to our initial public offering price. Hanmi is a party to a license agreement with us entered into in March 2017, as amended. The convertible note was a part of an upfront fee in connection with an amendment to the original March 2017 license agreement.

Issuances of warrants

19.	From March 2014 through January 2015, we issued a series of warrants to purchase an aggregate of 500,000 shares of our common stock, with an exercise price of less than $0.01 per share.

Grants of stock options and issuances of common stock upon exercise of options

20.	Since January 1, 2014, we have granted stock options to purchase an aggregate of 7,358,804 shares of our common stock with exercise prices of $4.55, $5.50, $7.50, $9.00 and $11.00 per share to our employees, directors and consultants pursuant to our 2013 Plan. Since January 1, 2014, we have issued an aggregate of 60,000 shares of our common stock upon exercise of stock options granted pursuant to our 2004 Common Unit Option Plan, 2007 Common Unit Option Plan and 2013 Plan for aggregate consideration of $154,060 in cash.

Issuances of Convertible Loan Agreements

21.	In September and October 2016 and January, February, March and April 2017, we issued notes convertible into shares of our common stock with an aggregate principal amount of $75.0 million. In June 2017, upon the completion of our initial public offering, a $68.0 million aggregate principal amount of convertible loans outstanding as of the date of our initial public offering were automatically converted into 7,727,273 shares of our common stock. On September 29, 2017, Hanmi converted its $7.0 million principal amount convertible note into 795,455 shares of our common stock, based on the agreed 20% discount to our initial public offering price.

We deemed the offers, sales and issuances of the securities described in paragraphs 1 through 19 and 21 above to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

We deemed the grants of stock options and issuances of common stock upon exercise of stock options described in paragraph 20 above, except to the extent described above as exempt pursuant to Section 4(2) of the Securities Act, to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. The certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statement Schedules

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY ONLY)

CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$41,756	$28,677
Marketable securities—current	12,271	8,628
Accounts receivable, net	3,327	2,620
Inventories, net	495	466
Prepaid expenses and other current assets	1,715	2,117

Total current assets	59,564	42,508
Property and equipment, net	4,836	4,039
Investment	487	340
Marketable securities—long-term	1,868	—
Goodwill	32,643	32,638
Intangible assets, net	3,725	5,542
Investment in subsidiary	10,589	14,289
Due from subsidiary	4,812	5,725
Other long-term assets	1,439	1,801

Total assets	$119,963	$106,882

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable (intercompany payable of $906 and $1,027, respectively)	$5,021	$5,641
Accrued expenses	3,628	18,848
Accrued legal liability	450	—
Current portion of contingent consideration	5,974	—
Current portion of long-term debt—related parties	1,064	1,123
Current portion of long-term debt	230	766

Total current liabilities	16,367	26,378
Long-term liabilities:
Deferred compensation	1,463	2,174
Deferred rent	255	904
Deferred income tax liability	457	215
Long-term debt—related parties	1,619	496
Long-term debt	737	—
Convertible bonds	—	14,498
Convertible bonds—related parties	—	16,129
Derivative liability	—	8,795

Total liabilities	20,898	69,589
Stockholders’ equity:
Common stock, par value $0.001 per share, 250,000,000 shares authorized at December 31, 2015 and 2016; 40,330,124, and 42,342,706 issued at December 31, 2015 and 2016, respectively; 39,907,796, and 40,685,786 shares outstanding at December 31, 2015 and 2016, respectively	40	42
Additional paid-in capital	206,679	237,581
Accumulated other comprehensive loss	167	41
Accumulated deficit	(106,760)	(193,827)
Less: treasury stock, at cost; 422,328 shares at December 31, 2015 and 1,656,920 shares at December 31, 2016	(1,545)	(7,406)

Total Athenex, Inc. stockholders’ equity	98,581	36,431
Non-controlling interests	484	862

Total stockholders’ equity	99,065	37,293

Total liabilities and stockholders’ equity	$119,963	$106,882

This statement should be read in conjunction with the notes to the consolidated financial statements included in the Company’s Form S-1

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

	Year Ended December 31,
	2015	2016
Revenue:
External revenue	$6,015	$8,799
Earnings from subsidiary	6,187	10,348

Total revenue	12,202	19,147

Costs and operating expenses:
Cost of sales	12,412	20,590
Research and development expenses	23,878	60,058
Selling, general, and administrative expenses	25,737	23,501

Total costs and operating expenses	62,027	104,149

Operating loss	(49,825)	(85,002)

Interest expense	193	1,904
Unrealized loss on derivative liability	—	533

Loss before income tax benefit	(50,018)	(87,439)
Income tax expense (benefit)	6	(182)

Net loss	(50,024)	(87,257)
Less: net loss attributable to non-controlling interests	(55)	(191)

Net loss attributable to Athenex, Inc.	$(49,969)	$(87,066)

Unrealized gain (loss) on investment, net of income taxes	91	(33)
Foreign currency translation adjustment, net of income taxes	—	(85)

Comprehensive loss	$(49,878)	$(87,184)

This statement should be read in conjunction with the notes to the consolidated financial statements included in the Company’s Form S-1

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY ONLY)

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2015	2016
Cash flows from operating activities:
Net cash used in operating activities	$(31,219)	$(47,172)
Cash flows from investing activities:
Proceeds from sale of property and equipment	—	335
Purchase of property and equipment	(2,688)	(623)
(Payment) Receipt of refundable deposit	(1,000)	1,000
Payments for licenses	(50)	(2,700)
Acquisition of Polymed, net of cash acquired	(11,076)	—
Acquisition of CDE, net of cash acquired	1,699	—
Investments in and advances to subsidiary	(4,734)	(4,613)
Purchases of marketable securities	(15,787)	(9,750)
Sale of marketable securities	12,615	15,261

Net cash used in investing activities	(21,021)	(1,090)

Cash flows from financing activities:
Proceeds from sale of stock	78,768	8,500
Proceeds from issuance of convertible bonds	—	38,000
Costs incurred related to the sale of stock	(1,013)	(1,538)
Proceeds from exercise of stock options	61	50
Investment from non-controlling interest	539	569
Payment of contingent consideration	—	(3,184)
Repurchase of options and warrants	(79)	—
Repayment of long-term debt	(724)	(1,264)
Purchase of treasury stock	(1,250)	(5,861)

Net cash provided by financing activities	76,302	35,272

Net increase (decrease) in cash and cash equivalents	24,062	(12,990)
Cash and cash equivalents, beginning of period	17,295	41,756
Effect of exchange rate changes on cash and cash equivalents	399	(89)

Cash and cash equivalents, end of period	$41,756	$28,677

This statement should be read in conjunction with the notes to the consolidated financial statements included in the Company’s Form S-1

Schedule II—Valuation and Qualifying Accounts

Activity in the following valuation and qualifying accounts consisted of the following (in thousands):

		Col. C - Additions
Col. A Description	Col. B Balance at Beginning of Period	Charged to Costs & Expenses		Charged to Other Accounts - Describe		Col. D Deductions - Describe		Col. E Balance at End of Period
December 31, 2016
Allowance for doubtful accounts	$478	$267	(1)	$—		$(590	)(1)	$155
Reserve for excess and obsolete inventory	$839	$175		$—		$(85	)(2)	$929
Deferred tax asset valuation allowance	$31,400	$—		$30,908	(3)	$—		$62,308
December 31, 2015
Allowance for doubtful accounts	$199	$279	(1)	$—		$—		$478
Reserve for excess and obsolete inventory	$—	$839		$—		$—		$839
Deferred tax asset valuation allowance	$12,512	$—		$18,888	(3)	$—		$31,400

(1) Increases in the allowance for doubtful accounts consist of our provision for bad debts, which is included within selling, general, and administrative expenses on the consolidated statements of operations and comprehensive loss. Decreases in the allowances for doubtful accounts consist of the write-off of specific accounts and the recovery of previously reserved receivables.

(2) Increases in the reserve for excess and obsolete inventory are charged to expense within cost of sales on the consolidated statements of operations and comprehensive loss and are based on the difference, if any, between the cost of the inventory and market, based upon assumptions about future demand. Decreases in the reserve for excess and obsolete inventory consist of the write-off of specific items and the recovery of previously reserved inventory.

(3) Increases in the valuation allowance for deferred income tax assets offset the increase in our gross deferred tax assets, based on the expected realization of those future tax benefits.

Item 17. Undertakings

The registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1†††	Amended and Restated Certificate of Incorporation of the Company, effective as of June 19, 2017

3.1.1†	Certificate of Amendment of Amended and Restated Certificate of the Company

3.1.2†	Certificate of Amendment of Amended and Restated Certificate of the Company

3.2†††	Amended and Restated Bylaws of the Company, effective as of June 19, 2017

4.1†	Specimen Common Stock Certificate

5.1*	Opinion of Simpson Thacher & Bartlett LLP

10.1+†	Form of Director and Officer Indemnification Agreement

10.2+†	First Amended and Restated 2004 Unit Option Plan and Form of Unit Option Agreement

10.3+†	First Amended and Restated 2007 Unit Option Plan and Form of Unit Option Agreement

10.4+†	2013 Common Stock Option Plan and Form of Stock Option Agreement

10.5+†	2017 Omnibus Incentive Plan and Form of Stock Option Agreement

10.6+†	2017 Employee Stock Purchase Plan

10.7^†	License Agreement dated as of December 16, 2011, by and between Kinex Pharmaceuticals, LLC and Hanmi Pharmaceutical Ltd.

10.7.1†	Amendment No. 1 to License Agreement by and between Kinex Pharmaceuticals, LLC and Hanmi Pharmaceutical Ltd., effective as of November 9, 2012

10.7.2†	Amendment No. 2 to License Agreement by and between Kinex Pharmaceuticals, LLC and Hanmi Pharmaceutical Ltd., effective as of October 21, 2013

10.7.3†	Amendment No. 3 to License Agreement by and between Kinex Pharmaceuticals, LLC and Hanmi Pharmaceutical Ltd., effective as of March 3, 2015

10.7.4^†	Amendment No. 4 to License Agreement and Convertible Loan Agreement by and between Athenex, Inc. and Hanmi Pharmaceutical Ltd., effective as of March 7, 2017

10.8^†	License Agreement dated as of June 28, 2013, by and between Kinex Therapeutics (HK) Limited, Hanmi Pharmaceutical Co., Ltd. and Kinex Pharmaceuticals, Inc.

10.9^†	License Agreement dated as of April 2011, by and between Kinex Pharmaceuticals, LLC and Hanmi Pharmaceutical Ltd.

10.10^†	License Agreement dated as of December 8, 2011, by and between Kinex Pharmaceuticals, LLC and PharmaEssentia Corporation

10.10.1†	First Amendment to License Agreement by and between Athenex, Inc. and PharmaEssentia Corp., effective as of December 23, 2016

10.11^†	License Agreement dated as of December 16, 2013, by and between Kinex Pharmaceuticals, Inc. and PharmaEssentia Corporation

10.11.1†	First Amendment to License Agreement by and between Athenex, Inc. and PharmaEssentia Corp., effective as of December 23, 2016

Exhibit Number	Description

10.12^†	License Agreement dated as of April 25, 2013, by and between Kinex Pharmaceuticals, Inc. and ZenRx Limited

10.13^†	License Agreement dated as of May 6, 2012, by and between Kinex Pharmaceuticals, LLC and Guangzhou Xiangxue New Drug Discovery and Development Company Limited

10.14^†	Binding Term Sheet for License effective as of August 1, 2016, by and between Athenex Pharmaceutical Division, LLC and Gland Pharma Limited

10.14.1^†	Binding Term Sheet for License effective as of August 26, 2016, by and between Athenex Pharmaceutical Division, LLC and Gland Pharma Limited

10.14.2^†	Binding Term Sheet for License effective as of February 22, 2017, by and between Athenex Pharmaceutical Division, LLC and Gland Pharma Limited

10.14.3^†	Binding Term Sheet for License effective as of May 5, 2017, by and between Athenex Pharmaceutical Division, LLC and Gland Pharma Limited

10.15^†	Joint Venture Agreement dated as of September 22, 2016, by and between SunGen Pharma LLC and Athenex Pharmaceutical Division, LLC

10.15.1^†	Addendum to Joint Venture Agreement by and between SunGen Pharma LLC and Athenex Pharmaceutical Division, LLC, effective November 29, 2016

10.15.2†	Limited Liability Company Agreement of Peterson Athenex Pharmaceuticals, LLC

10.16^†	Service Agreement dated as of August 9, 2016 by and between Dohmen Life Science Services, LLC and Athenex Pharmaceutical Division, LLC

10.17^†	Clinical Trial Collaboration and Supply Agreement, dated as of October 24, 2016, by and among Athenex, Inc., Eli Lilly and Company and ImClone LLC

10.18†	Agreement for Medical Technology Research, Development, Innovation, and Commercialization Alliance, dated May 1, 2015, by and between Fort Schuyler Management Corporation and Kinex Pharmaceuticals, Inc.

10.18.1†	First Amendment to Agreement for Medical Technology Research, Development, Innovation, and Commercialization Alliance, by and between Fort Schuyler Management Corporation and Kinex Pharmaceuticals, Inc., effective as of July 21, 2015

10.18.2†	Second Amendment to Agreement for Medical Technology Research, Development, Innovation, and Commercialization Alliance, by and between Fort Schuyler Management Corporation and Athenex, Inc., effective as of June 22, 2016

10.19†	Sublease Agreement, dated July 21, 2015, by and between Fort Schuyler Management Corporation and Kinex Pharmaceuticals, Inc.

10.20†	Chongqing Public-Private Partnership Agreement (English translation of original foreign language agreement)

10.21^†	Binding Term Sheet for License dated December 29, 2016, by and between Athenex API Limited, Nang-Kuang Pharmaceutical Co., LTD and CANDA NK-2, LLC

10.22†	Asset Purchase Agreement, dated February 1, 2017, by and between Athenex, Inc. and Amphastar Pharmaceuticals, Inc.

10.23+†	Amended and Restated Employment Agreement by and between Johnson Lau and Kinex Pharmaceuticals, Inc., effective as of June 1, 2015

10.24+†	Employment Agreement by and between Kinex Polymed Hong Kong Ltd. and William Zuo, PhD, effective as of June 1, 2015

Exhibit Number	Description

10.25+†	Employment Agreement by and between Athenex, Inc. and Rudolf Min-Fun Kwan, effective as of February 21, 2017

10.26+†	Employment Agreement by and between Athenex, Inc. and Simon Pedder, effective as of February 20, 2017

10.27+†	Employment Agreement by and between Athenex, Inc. and J. Nick Riehle, effective as of February 21, 2017

10.28+†	Employment Agreement by and between Athenex, Inc. and Jeffrey Yordon, effective as of February 21, 2017

10.29+†	Letter Agreement by and between Athenex, Inc. and Flint Besecker, dated December 8, 2016

10.29.1+†	Amendment to Letter Agreement by and between Athenex, Inc. and Flint Besecker, dated April 17, 2017

10.30††	Grant Disbursement Agreement dated September 4, 2017 by and between New York State Urban Development Corporation d/b/a Empire State Development and Athenex, Inc.

10.31††††	License and Development Agreement, dated as of December 11, 2017, by and between Athenex, Inc., Almirall, S.A. and Aqua Pharmaceuticals LLC

21.1*	Subsidiaries of Athenex, Inc.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages to the registration statement)

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.
+	Indicates management contract or compensatory plan.
^	Confidential treatment has been granted for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.
†	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-217928), initially filed with the Securities and Exchange Commission on May 12, 2017.
††	Incorporated by reference to our Quarterly Report on Form 10-Q (File No. 001-38112), initially filed with the Securities and Exchange Commission on November 9, 2017.
†††	Incorporated by reference to our Current Report on Form 8-K (File No. 001-38112), initially filed with the Securities and Exchange Commission on June 22, 2017.
††††	Incorporated by reference to our Current Report on Form 8-K (File No. 001-38112), initially filed with the Securities and Exchange Commission on December 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York, on January 22, 2018.

ATHENEX, INC.
By:	/s/ Johnson Y.N. Lau
Johnson Y.N. Lau
Chief Executive Officer and Board Chairman

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Johnson Y.N. Lau and Teresa Bair and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on January 22, 2018:

Signature	Title	Date

/s/ Johnson Y.N. Lau Johnson Y.N. Lau	Chief Executive Officer and Board Chairman (Principal Executive Officer)	January 22, 2018

* Li Shen	Acting Chief Accounting Officer and Vice President of Financial Reporting (Principal Financial Officer and Principal Accounting Officer)	January 22, 2018

* Kim Campbell	Director	January 22, 2018

* Manson Fok	Director	January 22, 2018

* Antony Leung	Director	January 22, 2018

* Jinn Wu	Director	January 22, 2018

* Song-Yi Zhang	Director	January 22, 2018

Signature	Title	Date

* Michael Cannon	Director	January 22, 2018

* Sheldon Trainor-Degirolamo	Director	January 22, 2018

* James Zukin	Director	January 22, 2018

* BY	/s/ Johnson Y.N. Lau
Johnson Y.N. Lau Attorney-in-fact